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                                                                    Exhibit 99.2


                               AMAZESCAPE.COM INC.

                                     CONSENT

          THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby (i) acknowledges receipt of the Notice of Solicitation of Consents dated ___________ 2000 to the stockholders of AmazeScape.com Inc., a Nevada corporation (the "Company"), and the Proxy Statement/Prospectus related thereto and (ii) votes all shares of the capital stock of the Company held of record by the undersigned on ____________ 2000 in the manner designated below.

THIS CONSENT WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATION IS MADE, THIS CONSENT WILL BE VOTED FOR THE PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE
PROPOSAL. PLEASE REVIEW CAREFULLY THE CONSENT SOLICITATION STATEMENT DELIVERED WITH THIS CONSENT.

            1. To approve and adopt the Agreement and Plan of Merger, dated as of _______________, 2000 between AmazeScape.com Inc., Premier Concepts, Inc. and a wholly-owned subsidiary of Premier Concepts, Inc., pursuant to which the Company's outstanding shares of common stock and Series A Preferred Stock would be exchanged for shares of Premier Concepts, Inc.'s common stock and Series B Convertible Preferred Stock, respectively, all as more fully described in the Proxy Statement/Prospectus accompanying this Consent Statement.



                                     CONSENT            CONSENT WITHHELD



                                    (continued and to be signed on reverse side)
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(continued from other side)

PLEASE DATE AND SIGN THIS CONSENT AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                                                Dated:                  , 2000



                                                    (SIGNATURE OF STOCKHOLDER)



                                                    (SIGNATURE OF STOCKHOLDER)


                                            NOTE: Please date this Consent and
                                           sign your name or names exactly as
                                           set forth hereon. For jointly owned
                                           shares, each owner should sign. If
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please indicate the capacity in which
                                           you are acting. Consents executed by
                                           corporations should be signed by a
                                           duly authorized officer and should
                                           bear the corporate seal.